UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 7, 2015

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On May 7, 2015, the registrant entered into a Securities Purchase Agreement (the “May 2015 SPA”) with four accredited investors (the “May 2015 Investors”) for the sale of senior secured promissory notes (the “May 2015 Notes”) and common stock purchase warrants (the “May 2015 Warrants”) to such May 2015 Investors (the financing transaction contemplated under the May 2015 SPA is hereinafter referred as the “May 2015 Financing”). The terms of the May 2015 Notes and May 2015 Warrants to be issued pursuant to the May 2015 SPA are substantially identical to the terms of the senior secured notes (the “April 2015 Notes”) and warrants (the “April 2015 Warrants”) that the registrant issued on April 23, 2015 in connection with that certain Securities Purchase Agreement dated April 22, 2015 (the “April 2015 SPA”) between the Company and seven accredited investors (the “April 2015 Investors”) as previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2015 (the “Prior 8-K”) (the financing transaction contemplated under the April 2015 SPA is hereinafter referred to as the “April 2015 Financing”).

The closing of the May 2015 Financing (the “Closing”) occurred on May 7, 2015. At the Closing, the registrant sold and issued to the May 2015 Investors: (a) May 2015 Notes with aggregate principal amount of $1,900,000 and (b) May 2015 Warrants for the purchase of up to 4,175,825 shares of the registrant’s common stock, par value $0.0001 per share (the “Common Stock”), resulting in gross proceeds of $1,900,000.

In connection with the May 2015 Financing, the Company also entered into that certain First Amendment to the Securities Purchase Agreement dated May 7, 2015 (the “April 2015 SPA Amendment”) with April 2015 Investors holding a majority of the conversion shares and warrant shares issuable under the April 2015 Notes and the April 2015 Warrants, in order to amend the April 2015 SPA. As more fully described in the Prior 8-K, under the April 2015 SPA, the registrant and the April 2015 Investors agreed to allow the registrant, on or prior to the fourteenth calendar day following the closing of the April 2015 Financing, to issue to one or more investors up to an aggregate of $1.0 million principal amount of senior secured notes with the same percentage of warrants issuable under the April 2015 Purchase Agreement (the “Additional Subscription”), all on substantially the same terms as the April 2015 Notes and April 2015 Warrants issuable pursuant to the April 2015 SPA, but in any event with no terms more favorable to the investors in the Additional Subscription than those of the April 2015 Investors. Pursuant to the April 2015 SPA Amendment, the authorized principal amount of the senior secured notes that the registrant was authorized to issue in the Additional Subscription was increased from $1.0 million to $1.9 million.

On May 7, 2015 and as described more fully below, the Company and its wholly-owned subsidiary, Ener-Core Power, Inc. (“ECP”), also entered that certain First Amendment to Pledge and Security Agreement (the “Security Agreement Amendment”) with the collateral agent in connection with the Company and ECP securing their respective obligations to the May 2015 Investors under the May 2015 SPA, May 2015 Notes, the May 2015 Warrants and all other agreements entered into in connection with the May 2015 Financing.

A copy of each of the foregoing agreements and instruments is included and filed as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3 to this current report on Form 8-K.  The following is a brief description of the terms and conditions of the May 2015 SPA, the May 2015 Notes, the May 2015 Warrants and the Security Agreement Amendment, and the transactions contemplated thereunder that are material to the registrant, which description is qualified in its entirety by the agreements and instruments attached as exhibits and incorporated herein by reference.

The Securities Purchase Agreement

Pursuant to the May 2015 SPA, the registrant agreed to sell and issue the May 2015 Notes and May 2015 Warrants (collectively, the “Securities”) to the May 2015 Investors. Under the terms of the May 2015 SPA, each May 2015 Investor agreed to pay $1,000 for each $1,000 of principal amount of May 2015 Notes and May 2015 Warrants. The May 2015 SPA includes customary representations and warranties by each party thereto.  In addition, the registrant agreed:

●	To use proceeds from the sales of the Securities for general working capital purposes;

●	To effect a reverse stock split of the Common Stock that initially yields a post-split stock price of at least $4.00 per share of Common Stock within the three (3) months following April 23, 2015;

2

●	To secure the listing of registrant’s Common Stock upon a national securities exchange no later than six (6) months following April 23, 2015; and

●	To complete a firm commitment underwritten public offering registered under the Securities Act with aggregate gross proceeds to the registrant which equal or exceed $10,000,000 (a “Qualified Public Offering”), no later than six (6) months following April 23, 2015.

The Notes

The May 2015 Notes mature on May 7, 2017 and bear an interest rate of 12.00% per annum (which increases to 18% in the event of default) payable monthly in cash. The May 2015 Notes are secured by a guaranty by ECP as well as current and future assets of the registrant and ECP (excluding certain intellectual property assets described more fully below) pursuant to the Pledge and Security Agreement, as amended. In addition, the May 2015 Note holders have the following rights:

●	The May 2015 Notes are convertible under limited circumstances consisting solely of any time following an event of default under the terms of the May 2015 Note (an "Event of Default Conversion Period") or during the period from the consummation of a Qualified Public Offering and continuing for thirty (30) days thereafter (a "QPO Conversion Period"). During an Event of Default Conversion Period, each holder is entitled to convert any portion of the outstanding principal on their May 2015 Note, plus any accrued and unpaid interest and applicable late payment charges with respect to such principal (collectively, a “Conversion Amount”) into shares of the registrant’s Common Stock. During a QPO Conversion Period, each holder is entitled to convert up to 50% of their outstanding principal, and accrued and unpaid interest into Common Stock. The conversion rate shall be determined by dividing (1) the Conversion Amount by (2) a conversion price which shall be: (A) during an Event of Default Conversion Period, a price per share equal to 85% of the arithmetic average of the five (5) lowest weighted average prices of the Common Stock during the fifteen (15) consecutive trading day period ending on the trading day immediately preceding the applicable conversion date, (B) as of any conversion date occurring during a QPO Conversion Period, a price per share equal to the offering price to the public of the Common Stock offered for sale by the registrant in such Qualified Public Offering and (C) as to any conversion date occurring during a Conversion Period that is both an Event of Default Conversion Period and a QPO Conversion Period, the lower of (x) the price set forth in clause (A) and (y) the price set forth in clause (B). In addition, during a QPO Conversion Period, if the registrant issues any securities of the registrant directly or indirectly convertible, exchangeable or exercisable into Common Stock in connection with a Qualified Public Offering (“QPO Derivative Securities”), each holder, automatically and without having to pay any additional consideration to the registrant, shall receive the same number of QPO Derivative Securities per share of Common Stock receivable upon such conversion as was received by the holders in the applicable Qualified Public Offering. However, in any case, the registrant shall not be permitted to effect any conversion if, following such conversion, a holder would beneficially own more than 9.99% of the shares of Common Stock after giving effect to such conversion.

●	Each holder may require the registrant to redeem the May 2015 Notes at a price equal to 115% of the Conversion Amount being redeemed (a) upon the registrant’s default under the May 2015 Notes, or (b) if the registrant enters into a merger or consolidation, or sell or assign all or substantially all of its assets. In addition, at any time from and after November 7, 2016, each holder shall have the right, in its sole and absolute discretion, at any time or times, to require that the registrant redeem all or any portion of the Conversion Amount of their May 2015 Note then outstanding at price equal to 100% of the Conversion Amount of the portion of the Note being redeemed.

At any time after the issuance of the May 2015 Notes, other than (i) at any time during which an event of default has occurred and is continuing or (ii) from the time the registrant publicly announces a Qualified Public Offering through and including the date that is thirty (30) days immediately following the consummation of such Qualified Public Offering, the registrant has the right to redeem all or any portion of the Conversion Amount then remaining under the May 2015 Notes (a “Company Optional Redemption”); provided, that the aggregate Conversion Amount under May 2015 Notes being redeemed shall be at least $500,000, or such lesser amount that is then outstanding under the May 2015 Notes. The conversion price for such Company Optional Redemption shall be a price equal to 100% of the Conversion Amount of the May 2015 Notes being redeemed.

3

The Warrants

The May 2015 Warrants entitle their holders to purchase shares of Common Stock at an exercise price of $0.25 per share, and will expire on the 60-month anniversary of their issuance date. The May 2015 Warrants may be exercised anytime, and on a “cashless” basis if a registration statement covering the resale of the shares underlying the May 2015 Warrants is not then available; provided, however, that the registrant shall not effect any exercise if, following such exercise, a holder would beneficially own more than 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise.

The First Amendment to the Pledge and Security Agreement

On May 7, 2015, the registrant and ECP entered into the Security Agreement Amendment with the collateral agent, in order to amend that certain Pledge and Security Agreement dated April 23, 2015 (the “Security Agreement”) that registrant and ECP had previously entered into with the collateral agent in connection with the April 2015 Financing. Pursuant to the Security Agreement Amendment, the May 2015 Investors were added as secured parties under the Security Agreement to whom the Company and ECP granted a security interest in substantially all of its assets (the “Collateral”). However, per the terms of the Security Agreement, the Collateral excludes the registrant’s patents, any licenses and other rights granted under the registrant’s Commercial Licensing Agreement with Dresser-Rand Company dated November 14, 2014 (the “Dresser-Rand Agreement”) and also any intellectual property developed or to be developed under the Dresser-Rand Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

  The disclosures under Item 1.01 with respect to the May 2015 Notes are incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

  As more fully described in Item 1.01 above, at the closing of the transactions contemplated under the May 2015 SPA, which occurred on May 7, 2015, the registrant sold the May 2015 Notes and May 2015 Warrants to the Investors for gross proceeds of $1.9 million.  Such sales were exempt from registration pursuant to an exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506(b) of Regulation D ("Regulation D") as promulgated under the 1933 Act.  The registrant made this determination based on the representations of the May 2015 Investors, which included, in pertinent part, that each May 2015 Investor was an “accredited investor” as that term is defined in Rule 501 of Regulation D, and that such May 2015 Investor was acquiring the May 2015 Notes and May 2015 Warrants for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such May 2015 Investor understood that the May 2015 Notes and May 2015 Warrants may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 8.01 Other Events.

On May 7, 2015, the registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.  The information in this Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
4.1	Form of the Notes dated May 7, 2015
4.2	Form of the Warrants dated May 7, 2015
10.1	Securities Purchase Agreement dated May 7, 2015
10.2	First Amendment to the Securities Purchase Agreement dated May 7, 2015
10.3	First Amendment to the Pledge and Security Agreement dated May 7, 2015
99.1	Press Release dated May 7, 2015

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date: May 7, 2015	(Registrant)

	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

 5